Exhibit 10.13

EASTERLY GOVERNMENT PROPERTIES, INC.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of this 26th day of January, 2015, by and between Easterly Government Properties, Inc., a Maryland corporation (the “Company”), and the entities listed on Schedule I hereto (each, a “Purchaser” and collectively, “Purchasers”).

WHEREAS, the Company has filed a registration statement on Form S-11 (as heretofore amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); and

WHEREAS, in connection with the consummation of the IPO and as described more fully in the Registration Statement, the Company and its operating partnership will engage in a series of transactions through which they will acquire their initial portfolio of properties and other assets that they intend to own following the IPO (the “Formation Transactions”); and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and Purchasers desire to purchase and acquire, upon the terms and conditions set forth in this Agreement, shares of Common Stock as provided in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sale and Purchase of Shares. Subject to and immediately prior to or concurrently with the consummation of the IPO and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase and acquire from the Company, the whole number of shares of Common Stock (the “Shares”), rounded down to the nearest whole share, equal to the quotient of (i) the investment amount set forth opposite the name of such Purchaser in Schedule I hereto divided by (ii) the public offering price per share of Common Stock sold in the IPO as shown on the cover page of the final prospectus forming part of the Registration Statement (the “Price Per Share”). The aggregate purchase price for the Shares (the “Purchase Price”) shall equal the number of Shares to be purchased and sold hereunder multiplied by the Price Per Share.

2. Closing. The closing of the purchase and sale of the Shares hereunder will take place at the offices of the Company or the Company’s legal counsel immediately prior to or concurrently with, and shall be subject to, the completion of the IPO and the satisfaction of the conditions of closing set forth herein (the “Closing”). At the Closing, the Company shall issue to each Purchaser the Shares to be purchased by such Purchaser, registered in such Purchaser’s or its designee’s name, upon the payment of the Purchase Price with respect to such shares in immediately available funds by wire transfer to an account designated by the Company to such Purchaser. The Shares shall be issued in book-entry form and the Company and/or its transfer agent shall provide each Purchaser with customary evidence of the issuance of the Shares purchased by such Purchaser.

3. Representations and Warranties of the Company. In connection with the issuance and sale of the Shares, the Company hereby represents and warrants to each Purchaser the following:

3.1 The Company (a) has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement has been duly and validly taken. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The issuance and sale by the Company of the Shares will not (a) conflict with, or result in a default under, the articles of incorporation or bylaws of the Company, any material contract by which the Company or any of its subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or (b) result in the imposition of any claim, lien, pledge, deed of trust, option, charge, encumbrance or other restriction or limitation (each, a “Lien”), or any obligation to create any Lien, under any material contract by which the Company or any of its subsidiaries’ respective property is bound or under the articles of incorporation or bylaws of the Company.

3.3 Prior to the issuance of the Shares, the Shares will have been duly and validly authorized and upon issuance in accordance with, and payment pursuant to, the terms hereof, (a) the Shares will be fully paid and non assessable and (b) each Purchaser will have good title to the Shares issued to such Purchaser, free and clear of all liens created by the Company, claims and encumbrances of any kind, other than transfer restrictions hereunder and under the articles of incorporation of the Company and the other agreements described herein.

3.4 No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the sale of the Shares contemplated hereby, except such as have been already obtained or made or as may be required under the Securities Act or the rules promulgated under the Securities Act, state securities or blue sky laws or Maryland law or as may be required by the Financial Industry Regulatory Authority.

3.5 Subject to the accuracy of the representations and warranties of the Purchasers and each other purchaser of shares of Common Stock on the date hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act.

3.6 The Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries or to which any of their respective assets are subject relating to or which challenges the validity or propriety of the sale of the Shares contemplated hereby.

4. Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

4.1 Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2 The Shares are being acquired by such Purchaser for its own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3 Such purchaser has been duly organized or formed and is validly existing and in good standing under the laws of its jurisdiction of organization or formation and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4 All action necessary to be taken by such Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Purchaser in connection with the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The purchase by such Purchaser of the Shares does not conflict with the organizational documents of such Purchaser or with any material contract under which such Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to such Purchaser or its property.

4.5 Such Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company’s reliance upon such exemptions is predicated upon such Purchaser’s representations and warranties set forth in this Agreement. Such Purchaser understands and acknowledges that the Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 Such Purchaser (a) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto, (b) has the ability to bear the economic risk of such Purchaser’s prospective investment in the Shares and (c) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

4.7 Such Purchaser has a substantive, pre-existing relationship with the Company. Such Purchaser (a) was not identified or contacted through the marketing of the IPO and (b) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.8 Such Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4.9 Such Purchaser will have available at the closing sufficient funds to acquire the Shares to be purchased by such Purchaser pursuant to this Agreement.

4.10 Such Purchaser has delivered a completed and executed IRS Form W-9 and will complete, execute and deliver such additional documentation related to tax withholding or tax filings as the Company may request from time to time. Such Purchaser confirms that such IRS Form W-9 is true, correct and complete in all respects.

4.11 The amounts to be paid by such Purchaser to the Company in respect of the Purchase Price are not, and will not be, directly, or to such Purchaser’s knowledge indirectly, derived from activities that may contravene federal, state or foreign laws and regulations, including anti money laundering and terrorist financing laws and regulations, and, to the best of such Purchaser’s knowledge, neither (a) such Purchaser, nor (b) any person or entity for which such Purchaser is acting as agent or nominee in connection with this Agreement is located in a country or territory, or is an individual or entity named on any list administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), nor is any such person or entity prohibited (nor will they be prohibited) from investing in the Company under any OFAC administered sanctions or embargo programs. The Company reserves the right to request such information as is necessary to verify the identity of such Purchaser or any individual or entity having signatory or other similar authority over such Purchaser with respect to this Agreement and the transactions contemplated hereby, and may seek to verify such identity and the source of funds for the Purchase Price.

4.12 Concurrently with entering into this Agreement, such Purchaser will enter into a customary 180-day underwriters’ lock-up agreement with respect to the Shares consistent with the form of lock-up agreement affiliates of the Company are required to enter into in connection with the IPO.

5. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or the purchase of the Shares contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the purchase of the Shares contemplated hereby. If any party decides that it must make any such required filing it will advise the other parties prior to making such filing. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby will be disclosed in the Registration Statement and that this Agreement or a form of this Agreement will be filed as an exhibit to the Registration Statement.

6. Mutual Conditions of Closing. The obligations of the Company and each Purchaser to consummate the purchase and sale of the Shares are subject to each of the following conditions:

6.1 The consummation of the IPO; and

6.2 The delivery at or prior to the date of the Closing by the Company and the Purchasers of an executed copy of the Registration Rights Agreement among the Company and the Purchasers, substantially in the form of Exhibit A attached hereto (the “Registration Rights Agreement”).

7. Conditions of Closing of the Company. The obligation of the Company to consummate the purchase and sale of the Shares to each Purchaser is subject to the fulfillment to the Company’s reasonable satisfaction (or waiver by the Company) on or prior to the Closing of each of the following conditions:

7.1 Each representation and warranty made by such Purchaser in Section 4 above shall be true and correct as of the Closing as though made as of the Closing. By accepting the Shares to be issued to such Purchaser and delivering the Purchase Price therefor, such Purchaser shall be deemed to have reaffirmed such representations and warranties as of the Closing.

7.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by such Purchaser on or prior to the Closing shall have been performed or complied with by it in all respects.

8. Conditions of Closing of Purchasers. The obligations of each Purchaser to consummate the purchase and sale of the Shares is subject to the fulfillment to such Purchaser’s reasonable satisfaction (or waiver by such Purchaser) on or prior to the Closing of each of the following conditions:

8.1 Each representation and warranty made by the Company in Section 3 above shall be true and correct as of the Closing as though made as of the Closing. By delivering the Shares to be issued to such Purchaser and accepting the Purchase Price therefor, the Company shall be deemed to have reaffirmed such representations and warranties as of the Closing.

8.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing to the extent they relate to such Purchaser shall have been performed or complied with by it in all respects.

9. Listing of the Shares. The Company hereby agrees to use its reasonable best efforts to cause the Shares that are acquired pursuant to this Agreement to be listed on the New York Stock Exchange or such other exchange on which the Common Stock is then listed on or before the date that is fifteen (15) months following the Closing.

10. Further Assurances. Each Purchaser shall execute and deliver such instruments and take such other actions prior to or after the Closing as the Company may reasonably request in order to carry out the intent of this Agreement.

11. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

12. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by all of the parties hereto; provided that an amendment, modification or waiver that solely affects the rights or obligations of a Purchaser or the Company with respect to a Purchaser hereunder may be entered into, and will be effective if entered into, by the Company and such Purchaser.

13. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to choice of law or conflict of law provisions thereof.

15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

16. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17. Legends. Each certificate, if any, representing the Shares and the records of the Company reflecting each Purchaser’s ownership of the Shares shall be endorsed with the following legends or substantially similar legends in addition to any other legends deemed necessary or appropriate by the Company:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (“the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act.”

18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19. Survival. The provisions of Sections 5, 14, 15, 21 and 23 hereof shall survive termination of this Agreement as it relates to any or all Purchasers, pursuant to Section 20.

20. Termination. This Agreement shall be terminated prior to the consummation of the transactions contemplated hereby if the Closing has not occurred on or prior to September 30, 2015. The Company or a Purchaser may also terminate this Agreement, as it relates to such Purchaser, prior to the consummation of the transactions contemplated hereby upon a material breach of the representations and warranties or covenants of the other party contained herein. In the event of any termination of this Agreement as it relates to a Purchaser, subject to Section 19, this Agreement as it relates to such Purchaser shall become null and void and have no effect, without any liability to any person in respect hereof on the part of any party hereto, except for such liability resulting from a party’s breach of this Agreement prior to such termination.

21. Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall (a) impair such right power or remedy or (b) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, power and remedies provided by law.

22. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

23. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by telex or telecopier if sent on a business day between the hours of 8:00 a.m. and 5:00 p.m., New York time, and otherwise the next business day after sending, (c) five business days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or (d) one business day if sent by overnight delivery service. Notice shall be sent to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Company:	Easterly Government Properties, Inc.
2101 L Street NW, Suite 750
Washington, D.C. 20037
Attn: Chief Executive Officer
Fax: (202) 596-3919

If to Purchasers:	c/o Easterly Partners, LLC
2101 L Street NW, Suite 750
Washington, D.C. 20037
Attn: William C. Trimble, III
Fax: (202) 596-3919

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

COMPANY:

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	President and Chief Executive Officer

PURCHASERS:

U.S. GOVERNMENT PROPERTIES INCOME AND GROWTH FUND L.P.

By:	Federal Properties GP, LLC,
its General Partner

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	President

USGP II INVESTOR, LP

By:	USGP II GP, LLC,
its General Partner

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	President

[Signature Page to Share Purchase Agreement]

SCHEDULE I

Purchaser	Investment Amount
U.S. Government Properties Income and Growth Fund L.P.	$11,106,601
US GP II Investor, LP	$94,399,083
Total:	$105,505,684

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit A-1